Exhibit 99

    News Release

Contact
Bev Fleming, Investor Relations	or Doug Holt, Media Contact
(312) 444-7811	(312) 557-1571

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER

NET INCOME OF $187.9 MILLION, NET INCOME PER COMMON SHARE EQUAL $.77.

– Third Quarter Operating Earnings Were $.72 Per Common Share –

(Chicago, October 21, 2009) Northern Trust Corporation today reported third quarter net income per common share of $.77, compared with a reported net loss per common share of $.66 in the third quarter of 2008. Net income was $187.9 million compared with a net loss of $148.3 million reported in the third quarter of last year. The prior year quarter’s results were negatively impacted by client support related charges totaling $561.5 million ($353.2 million after tax or $1.59 per common share). Operating earnings were $176.7 million, or $.72 per common share, compared with an operating loss of $129.4 million, or $.58 per common share, in the third quarter of last year. Operating results exclude a current quarter $17.8 million pre-tax benefit from the reduction of an indemnification liability related to Visa, Inc. (Visa) and a prior year $30.0 million pre-tax charge relating to Visa indemnifications.

Frederick H. Waddell, President and Chief Executive Officer, commented, “The financial markets continue to send mixed signals. Although equity markets improved compared with the second quarter, they remain well below year-ago levels and interest rates have fallen dramatically year-over-year. Amidst these crosscurrents, we experienced strong growth in client assets, with assets under custody increasing 11% and assets under management increasing 9% in the quarter. Our focused business model, strong balance sheet, and conservative financial management continue to position us well to serve the evolving needs of our personal and institutional clients.

In the third quarter, we repurchased the warrant that was issued to the U.S. Department of the Treasury under its Capital Purchase Program at a cost of $87 million. This completed Northern Trust’s participation in the Capital Purchase Program. Our capital position continues to be very strong, as evidenced by a tier 1 capital ratio of 13.2% and a tier 1 common equity ratio of 12.7%, as of September 30, 2009.”

The following table provides a reconciliation of operating earnings, a non-GAAP financial measure which excludes Visa related adjustments, to reported earnings prepared in accordance with U.S. generally accepted accounting principles (GAAP). Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with GAAP in order to provide a clearer indication of the results and trends in Northern Trust’s core businesses.

	Third Quarter 2009		Third Quarter 2008
($ In Millions Except Per Share Data)	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings (Loss)	$187.9	$.77	$(148.3)	$(.66)
Visa Indemnification Charges (net of tax effect of $6.6 in the current period and $11.1 in the prior period)	(11.2)	(.05)	18.9	.08
Operating Earnings (Loss)	$176.7	$.72	$(129.4)	$(.58)

THIRD QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s third quarter consolidated revenues totaled $927.6 million, a decrease of 1% from last year’s third quarter. Trust, investment and other servicing fees increased 10% from last year to $523.1 million and represented 56% of third quarter revenues. Foreign exchange trading income decreased $48.9 million or 34% to $92.9 million. Net interest income totaled $248.2 million, a decrease of 7%. Total fee-related income increased 1% to $679.4 million and represented 73% of revenues.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) increased 27% from the year-ago quarter to $310.2 million, primarily reflecting higher securities lending revenues, partially offset by the impact of lower market valuations on fees. The largest component of C&IS fees is custody and fund administration fees, which decreased 9% to $150.4 million, driven primarily by lower market valuations as compared to the prior year quarter and the adverse impact of currency translation. Securities lending revenues totaled $82.0 million compared with a negative $4.6 million in the third quarter of last year. The current quarter increase was mainly due to a positive mark-to-market adjustment of approximately $57 million relating to previously unrealized asset valuation losses in a mark-to-market investment fund used in our securities lending activities. The prior year quarter included a negative mark-to-market adjustment of approximately $96 million. Excluding the impact of the mark-to-market adjustments, the current quarter decrease in securities lending fees of approximately $66 million reflects significantly reduced volumes and lower spreads on the investment of cash collateral. Fees from institutional asset management in the quarter totaled $61.0 million, down 11% from the prior year quarter.

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter decreased 8% and totaled $212.9 million. The decrease in PFS fees resulted primarily from the impact of lower market valuations and the waiver of certain fees associated with money market funds due to the low level of short-term interest rates.

THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Assets Under Custody ($ in billions)	September 30, 2009	June 30, 2009	September 30, 2008	% Change 3Q09 / 2Q09	% Change 3Q09 / 3Q08
Corporate & Institutional	$3,233.0	$2,908.3	$3,217.0	11%	—%
Personal	321.9	300.2	314.2	7	2
Total Assets Under Custody	$3,554.9	$3,208.5	$3,531.2	11%	1%

Assets Under Management ($ in billions)	September 30, 2009	June 30, 2009	September 30, 2008	% Change 3Q09 / 2Q09	% Change 3Q09 / 3Q08
Corporate & Institutional	$469.0	$422.1	$511.4	11%	(8)%
Personal	141.5	136.8	141.0	3	—
Total Assets Under Management	$610.5	$558.9	$652.4	9%	(6)%

C&IS assets under custody of $3.2 trillion at September 30, 2009 were consistent with the prior year’s quarter and included $1.9 trillion of global custody assets, 11% higher than a year ago. C&IS assets under management for the quarter included $110.7 billion of securities lending related collateral, a 39% decrease from the prior year quarter. Excluding securities lending collateral, C&IS assets under management totaled $358.3 billion compared with $329.7 billion in the prior year quarter, a $28.6 billion, or 9% increase. The above changes in assets under custody and under management are in comparison to the twelve month decline in the S&P 500 index of 9%. The EAFE index (USD) remained relatively unchanged compared to the prior year quarter.

Foreign exchange trading income equaled $92.9 million, down 34% or $48.9 million from the strong performance in last year’s third quarter, reflecting lower currency volatility and client volumes compared to the exceptionally high levels experienced in 2008. Revenues from security commissions and trading income totaled $12.9 million, down 32% from $19.2 million in the prior year, reflecting decreased revenue from core brokerage and transition management services. Other operating income equaled $35.1 million compared with $36.2 million in the same period last year.

THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Net investment security losses totaled $4.0 million for the current quarter compared to losses of $16.9 million in the prior year quarter. The current quarter loss includes a $5.3 million pre-tax charge to reflect the credit related other-than-temporary impairment of certain residential mortgage backed securities held within Northern Trust’s balance sheet investment securities portfolio, compared to an other-than-temporary impairment charge of $16.9 million pre-tax recorded in the prior year quarter.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled $248.2 million, down 7% from $265.7 million reported in the prior year third quarter. In the prior year, revised cash flow estimates associated with certain structured lease transactions resulted in a $9.5 million reduction in interest income. Average earning assets of $64.1 billion were 2% lower than a year ago, driven by a decrease in average money market assets, partially offset by growth in securities and loans. The net interest margin was lower at 1.54%, compared with 1.62% in the prior year quarter. The prior year quarter’s net interest margin, absent the leasing related adjustment, was 1.68%. The lower net interest margin in the current quarter primarily reflects the diminished value of non-interest bearing funds in the current low interest rate environment.

The reserve for credit losses at September 30, 2009 of $333.0 million increased $13.9 million from the June 30, 2009 balance of $319.1 million. The provision for credit losses was $60.0 million in the current quarter and net charge-offs totaled $46.1 million. The current quarter provision reflects the continued weakness in the broader economic environment. A $25.0 million provision was recorded in the prior year third quarter and net charge-offs totaled $.3 million. Nonperforming loans totaled $292.3 million at September 30, 2009, compared with $227.9 million at June 30, 2009 and $58.8 million at September 30, 2008. The reserve for credit losses of $333.0 million included $25.2 million allocated to loan commitments and other off balance sheet exposures compared with $12.8 million in the prior year. The remaining $307.8 million reserve assigned to loans and leases at September 30, 2009 represented a reserve to loan and lease ratio of 1.09%, compared with 1.02% at June 30, 2009 and .65% a year ago.

THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

Nonperforming loans of $292.3 million at quarter-end represented 1.04% of total loans and leases compared to nonperforming loans of $58.8 million, or .20% of total loans and leases, at the prior year quarter-end. Nonperforming loans at quarter-end were covered 1.05 times by the assigned reserve compared to 3.3 times at the prior year quarter-end.

Noninterest expenses on an operating basis exclude the current quarter’s $17.8 million pre-tax benefit from the partial reversal of the Visa related indemnification accrual, consistent with the current quarter’s increased funding by Visa of its litigation related escrow account, and the prior year quarter’s $30.0 million pre-tax charge associated with Visa related indemnifications. Noninterest expenses, on an operating basis, totaled $617.0 million in the current quarter and $1.12 billion in the prior year quarter, a current quarter decrease of 45% or $507.0 million. Operating noninterest expenses in the prior year quarter included client support related charges totaling $561.5 million. Absent the prior year client support related charges, operating noninterest expenses increased by $54.5 million or 10%.

Compensation and employee benefit expenses totaled $343.2 million, an increase of $60.5 million or 21% compared with $282.7 million in the prior year third quarter. The prior year quarter’s balance reflects significant reductions in performance-based compensation and certain defined contribution benefit expense to reflect the impact of the client support related charges on the 2008 full year performance. The current quarter increase also reflects higher staff levels. Staff on a full-time equivalent basis at September 30, 2009 totaled 12,400, up 2% from a year ago.

Expenses associated with outside services totaled $108.7 million, up $2.2 million or 2% from $106.5 million last year. The current quarter increase reflects higher expenses associated with technical services.

The remaining expense categories totaled $165.1 million in the current quarter, a decrease of $569.7 million or 78% compared to $734.8 million in the prior year’s quarter which included the $561.5 million of client support related charges. Absent the client support related

THIRD QUARTER PERFORMANCE HIGHLIGHTS (continued)

charges the remaining expense categories totaled $173.3 million in the prior year quarter, reflecting a current quarter decrease of 5%. The current quarter decrease, absent the client support related charges, primarily reflects reduced business promotion and lower charges related to account servicing activities, partially offset by higher software and occupancy expenses.

Income tax expense of $70.6 million was recorded in the current quarter and resulted in an effective tax rate of 27.3%. The current quarter includes $17.4 million of income tax benefits relating to the resolution of certain state and structured leasing tax positions taken in prior periods. The prior year quarter’s income tax benefit was $104.5 million due to the pre-tax loss reported, representing an effective tax rate of 41.3%. The effective tax rate for the current quarter excluding the $17.4 million of income tax benefits was 34.0%. The effective tax rate for the prior year quarter excluding the impact of client support and leasing related charges was 32.0%.

THIRD QUARTER PERFORMANCE VS. SECOND QUARTER

Net income per common share of $.77 for the current quarter decreased from $.95 per share reported in the second quarter of 2009. Reported net income decreased to $187.9 million from $314.2 million reported in the second quarter. Operating earnings, which exclude the current quarter’s $17.8 million Visa related benefit, were $176.7 million, or $.72 per common share, compared with operating earnings of $314.2 million, or $.95 per common share, in the second quarter. The prior quarter earnings included a $130.1 million ($82.3 million after tax or $.35 per share) expense reduction associated with a valuation adjustment of the liability established in connection with Capital Support Agreements (CSA) with certain Northern Trust investment vehicles. The prior quarter’s earnings per share included a $.37 per share reduction attributable to preferred share dividends and discount accretion in connection with Northern Trust’s participation in the U.S. Department of the Treasury’s (U.S. Treasury) Capital Purchase Program (CPP).

THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

	Third Quarter 2009		Second Quarter 2009
($ In Millions Except Per Share Data)	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$187.9	$.77	$314.2	$.95
Visa Indemnification Charges (net of tax effect of $6.6 in the current period)	(11.2)	(.05)	—	—
Operating Earnings	$176.7	$.72	$314.2	$.95

Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses, absent Visa adjustments.

Consolidated revenues decreased $117.5 million, or 11%, to $927.6 million from the prior quarter primarily due to a decrease in trust, investment and other servicing fees and foreign exchange trading income. Trust, investment and other servicing fees decreased $78.3 million or 13% in the quarter to $523.1 million, with C&IS fees decreasing $80.7 million or 21% and PFS fees increasing $2.4 million or 1%. C&IS fees decreased primarily due to lower securities lending fees in the current quarter. Securities lending fees totaled $82.0 million in the current quarter compared with $172.5 million in the second quarter. The current quarter included a positive mark-to-market adjustment of approximately $57 million relating to one mark-to-market investment fund used in our securities lending activities. This compares to a positive mark-to-market adjustment of approximately $129 million in the second quarter. The increase in PFS fees primarily reflects improved market valuations, partially offset by the waiver of certain fees associated with money market funds due to the low level of short-term interest rates. Foreign exchange trading income decreased $41.4 million or 31%, reflecting lower currency volatility and client volumes. Net interest income decreased $11.9 million or 5% to $248.2 million in the third quarter, primarily reflecting a decrease in the net interest margin and lower levels of average earning assets.

THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

Other operating income was $35.1 million for the third quarter, compared with $28.2 million in the prior quarter. The current quarter increase reflects higher commercial loan fees, a gain from the sale of a lease, and the positive impact of mark-to-market adjustments recorded on certain credit default swap contracts used to mitigate credit risk associated with specific commercial credits.

Net investment security losses totaled $4.0 million for the current quarter and included the $5.3 million pre-tax other-than-temporary impairment charge. The prior quarter’s net investment security losses totaled $17.5 million and included a pre-tax other-than-temporary impairment charge of $18.0 million.

The provision for credit losses totaled $60.0 million in the current and prior quarter.

Noninterest expenses on an operating basis, which excludes Visa related adjustments, totaled $617.0 million in the third quarter, an increase of $114.3 million or 23% from the second quarter’s $502.7 million.

Compensation and employee benefits decreased $6.6 million to $343.2 million, primarily reflecting lower salaries and payroll taxes.

Outside services totaled $108.7 million compared with $102.1 million in the second quarter, reflecting increased costs for technical services and higher global subcustody and investment manager sub-advisor expenses.

THIRD QUARTER PERFORMANCE VS. SECOND QUARTER (continued)

The remaining noninterest expense categories on an operating basis, which excludes Visa related adjustments, totaled $165.1 million, compared with prior quarter operating expenses of $50.8 million. The prior quarter included the $130.1 million expense reduction associated with the valuation adjustment of the CSA liability and a $20.2 million Federal Deposit Insurance Corporation (FDIC) insurance premium special assessment expense. The current quarter includes increases in software, equipment and occupancy expenses.

The provision for income taxes was $70.6 million in the current quarter resulting in an effective tax rate of 27.3%. The current quarter includes the $17.4 million of income tax benefits relating to the resolution of certain state and structured leasing tax positions taken in prior periods. This compares with a provision of $158.3 million in the second quarter and an effective tax rate of 33.5%. The effective tax rate for the current quarter excluding the $17.4 million of income tax benefits discussed above was 34.0%.

NINE-MONTH PERFORMANCE HIGHLIGHTS

Net income per common share of $2.34 was reported for the nine months ended September 30, 2009 compared with $2.00 reported in the 2008 period. Net income for the period on a reported basis totaled $663.9 million compared with $452.5 million for the same period in the prior year. Operating earnings for the current period, which exclude a $17.8 million pre-tax benefit relating to a reduction in the Visa indemnification liability, totaled $652.7 million, or $2.29 per common share. Operating earnings for the prior year period totaled $317.9 million, or $1.40 per common share, and exclude a net after tax benefit of $153.5 million ($.68 per share) realized in connection with the March 2008 initial public offering of Visa common stock. The net benefit reflects a pre-tax gain of $167.9 million on the partial redemption of Northern Trust’s Visa shares in the initial public offering and a $76.1 million offset to previously established Visa indemnification accruals. Operating earnings for the prior year period also exclude a $30.0 million pre-tax charge to increase the Visa indemnification liability recorded in the period’s third quarter. The return on average common equity for the current period was 12.81% and the return on average assets was 1.20%.

NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

($ In Millions Except Per Share Data)	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2008
	Amount	Per Common Share	Amount	Per Common Share
Reported Earnings	$663.9	$2.34	$452.5	$2.00
First quarter 2008 Visa Initial Public Offering and Indemnification Adjustments (net of $90.5 tax effect)	—	—	(153.5)	(.68)
Third quarter Visa Indemnification Charges (net of tax effect of $6.6 in the current period and $11.1 in the prior period)	(11.2)	(.05)	18.9	.08
Operating Earnings	$652.7	$2.29	$317.9	$1.40

Northern Trust is providing operating earnings in addition to its reported results prepared in accordance with generally accepted accounting principles in order to provide investors and others with a clearer indication of the results and trends in Northern Trust’s core businesses, absent Visa adjustments.

Prior period earnings on an operating basis included client support related charges totaling $571.4 million ($359.5 million after tax, or $1.60 per common share) and non-cash accounting charges associated with lease transactions of $38.9 million ($100.2 million after tax, or $.44 per common share).

Preferred stock dividends and discount accretion totaling $111.1 million were recognized in the current period in connection with Northern Trust’s participation in the U.S. Treasury’s CPP, which reduced earnings per share by $.48. The current year period’s results also include the $130.1 million pre-tax ($82.3 million after tax or $.35 per share) expense reduction associated with the valuation adjustment of the CSA liability.

Revenues on an operating basis, which excludes the current and prior period Visa related adjustments, were $2.88 billion in the current period, down 4% from the prior year period’s $3.01 billion. Trust, investment and other servicing fees were $1.53 billion for the period, down 7% compared with $1.65 billion last year. Trust, investment and other servicing fees for the current period represented 53% of revenues, and total fee-related income represented 72% of total revenues.

NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Trust, investment and other servicing fees from C&IS decreased 5% to $908.1 million from $952.1 million a year ago, primarily reflecting the impact of lower market valuations on fees, partially offset by new business. Custody and fund administration fees decreased 16% to $427.2 million compared to $511.5 million for the prior year, reflecting the decline in the equity markets for the first nine months of the year and the adverse impact of currency translation. Securities lending fees totaled $246.6 million compared with $177.2 million last year. The current period included a positive mark-to-market adjustment of approximately $134 million relating to previous unrealized asset valuation losses recorded in one mark-to-market investment fund used in our securities lending activities. This compares to a negative mark-to-market adjustment of approximately $168 million in the prior year period. Excluding the impact of the mark-to-market adjustments, the current period decrease in securities lending fees of approximately $232 million reflects significantly reduced volumes and a tightening of interest rate spreads. Fees from institutional asset management fell 15% to $182.5 million reflecting lower market valuations.

Trust, investment and other servicing fees from PFS decreased 10% and totaled $627.1 million compared with $694.7 million a year ago. The decrease in PFS fees resulted primarily from the impact of lower market valuations and the waiver of certain fees associated with money market funds due to the low level of short-term interest rates, partially offset by new business.

Foreign exchange trading income decreased 6% and totaled $358.3 million in the period compared with $381.6 million last year. The decrease is primarily driven by lower currency volatility and client volumes from the prior year’s exceptionally high levels. Revenues from security commissions and trading income were $46.5 million compared with $57.4 million in the prior year. Other operating income was $100.4 million for the period, compared with $102.8 million last year. The current period includes the impact of adverse mark-to-market adjustments recorded on certain credit default swap contracts used to mitigate credit risk associated with specific commercial credits, partially offset by higher commercial loan fees and gains resulting from the sale of leases.

NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Net investment security losses totaled $21.1 million for the current period and included $23.3 million of pre-tax charges to reflect the credit related other-than-temporary impairment of certain residential mortgage backed securities held within Northern Trust’s balance sheet investment securities portfolio. The prior year period’s net investment security losses totaled $11.9 million and included a $16.9 million other-than-temporary impairment charge.

Net interest income, stated on a fully taxable equivalent basis, totaled $796.0 million, an increase of 2% from $780.6 million reported in the prior year period. The prior year period included leasing related adjustments that reduced net interest income by $38.9 million. Total average earning assets of $66.4 billion were 6% higher than a year ago. The net interest margin was 1.60% for the current period, down from the prior period’s 1.67% (1.75% after excluding the impact of the prior period leasing adjustment), reflecting the diminished value of noninterest-related funding sources resulting from the significant interest rate cuts over the past year.

The provision for credit losses was $175.0 million for the first nine months compared with $55.0 million in the prior year period, reflecting the impact of the prolonged weakness in the broader economic environment. Net charge-offs totaled $93.5 million in the period and $7.4 million in the prior year period.

Operating noninterest expenses, which exclude Visa related adjustments, totaled $1.71 billion for the period, down $665.5 million or 28% from the prior year period of $2.38 billion. Compensation and employee benefit expenses of $1.02 billion compares to $994.9 million in the prior year period and represents 59% of total operating expenses. The current period increase reflects annual salary increases and higher staff levels.

NINE-MONTH PERFORMANCE HIGHLIGHTS (continued)

Expenses associated with outside services totaled $306.5 million compared to $306.6 million last year. Higher expenses for technical services were offset by decreases in consulting expenses and global sub-custody and investment manager sub-advisor expenses.

The remaining noninterest expense categories on an operating basis, which excludes Visa related adjustments, totaled $389.6 million in the current period, down 64% from $1.1 billion in the prior year period. The prior year period included client support related charges totaling $571.4 million. The current period decrease on an operating basis, excluding the prior period client support related charges, totaled $116.2 million or 23%. This decrease primarily reflects the current period’s expense reduction associated with the valuation adjustment of the CSA liability, reduced business promotion, and lower charges related to account servicing activities, partially offset by a $44.3 million increase in FDIC insurance premiums, including the special assessment of $20.2 million, and increases in computer software expense.

Total income tax expense was $312.2 million for the nine months ended September 30, 2009, representing an effective rate of 32.0%. This compares with $300.9 million in income tax expense and an effective rate of 39.9% for 2008. The current period includes $15.7 million of income tax benefits relating to the resolution of certain state and structured leasing tax positions taken in prior periods. The effective tax rate for the current period excluding the Visa related adjustments, the valuation adjustment for the CSA liability, and the $15.7 million of income tax benefits was 33.4%. The effective tax rate for the nine months ended September 30, 2008, excluding the impact of the Visa related adjustments and the client support and leasing related charges, was 32.3%.

BALANCE SHEET

Assets averaged $71.2 billion for the quarter, down 3% from last year’s third quarter average of $73.3 billion. Earning assets averaged $64.1 billion, down 2% from the prior year quarter. The decrease in earning assets resulted primarily from a decrease in average money market assets, partially offset by an increase in U.S. government sponsored agency securities and corporate debt.

Residential mortgages averaged $10.8 billion in the quarter, up 10% from the prior year’s third quarter, and represented 38% of the average loan and lease portfolio. Commercial loans averaged $7.3 billion, up 3% from $7.1 billion last year, while personal loans averaged $4.7 billion, up 1% from last year’s third quarter. Loans outside the U.S. decreased $664.2 million on average from the prior year quarter to $743.9 million.

Total stockholders’ equity increased to $6.2 billion at September 30, 2009 and averaged $6.3 billion, up 23% from the prior year’s third quarter average of $5.1 billion. The increase in the average reflects the April 2009 issuance of 17,250,000 common shares in connection with a public offering and the retention of earnings. On June 17, 2009, the Corporation repurchased all of the preferred stock issued to the U.S. Treasury under the CPP. On August 26, 2009, the Corporation repurchased the related warrant issued to the U.S. Treasury under the CPP.

Northern Trust’s risk-based capital ratios remained strong at September 30, 2009, with the Corporation’s tier 1 capital ratio of 13.2%, total risk-based capital ratio of 15.7%, and leverage ratio of 9.0% each exceeding the regulatory requirements for classification as a “well capitalized” institution established by U.S. banking regulators of 6%, 10%, and 5%, respectively. Each of Northern Trust’s U.S. subsidiary banks had capital ratios at September 30, 2009 that were above the levels required for classification as a “well capitalized” institution.

BALANCE SHEET (continued)

The ratio of tier 1 common equity to risk-weighted assets, a non-GAAP financial measure, was 12.7% at September 30, 2009, up from 12.1% at June 30, 2009 and up from 8.7% at September 30, 2008. The following table provides a reconciliation of tier 1 common equity, which excludes preferred stock, to tier 1 capital calculated in accordance with applicable regulatory requirements and GAAP.

($ in Millions)	September 30, 2009	June 30, 2009	September 30, 2008
Tier 1 Capital	$6,379.8	$6,314.7	$4,820.0
Floating Rate Capital Securities	268.4	268.4	268.3
Tier 1 Common Equity	$6,111.4	$6,046.3	$4,551.7

Tier 1 Capital Ratio	13.2%	12.6%	9.2%
Tier 1 Common Equity Ratio	12.7%	12.1%	8.7%

Northern Trust is providing the ratio of tier 1 common equity to risk-weighted assets in addition to its capital ratios prepared in accordance with regulatory requirements and GAAP as it is a measure that the Corporation and investors use to assess capital adequacy.

FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices and valuations, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments with respect to litigation, other contingent liabilities and obligations, and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2008 Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including: economic, market, and monetary policy risks; operational risks; investment performance, fiduciary, and asset servicing risks; credit risks; liquidity risks; holding company risks; regulation risks; litigation risks; tax and accounting risks; strategic and competitive risks; and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast live on October 21, 2009. The Internet webcast opens the call to all investors. The live call will be conducted at 11:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 2:00 p.m. CDT on October 21, 2009 through 5:00 p.m. CDT on October 28, 2009. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION	Page 1
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	THIRD QUARTER
	2009	2008		% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$523.1	$474.9		10%
Foreign Exchange Trading Income	92.9	141.8		(34)
Treasury Management Fees	19.4	17.6		11
Security Commissions & Trading Income	12.9	19.2		(32)
Other Operating Income	35.1	36.2		(4)
Investment Security Gains (Losses), net	(4.0)	(16.9)		77

Total Noninterest Income	679.4	672.8		1

Interest Income (Taxable Equivalent)	343.1	653.2		(47)
Interest Expense	94.9	387.5		(75)

Net Interest Income (Taxable Equivalent)	248.2	265.7		(7)

Total Revenue (Taxable Equivalent)	927.6	938.5		(1)

Noninterest Expenses
Compensation	283.6	230.3		23
Employee Benefits	59.6	52.4		14
Outside Services	108.7	106.5		2
Equipment and Software Expense	65.6	60.7		8
Occupancy Expense	45.3	41.8		8
Visa Indemnification Charges	(17.8)	30.0		(159)
Other Operating Expenses	54.2	632.3		(91)

Total Noninterest Expenses	599.2	1,154.0		(48)

Provision for Credit Losses	60.0	25.0		140
Taxable Equivalent Adjustment	9.9	12.3		(20)

Income (Loss) before Income Taxes	258.5	(252.8)		202
Provision (Benefit) for Income Taxes	70.6	(104.5)		168

NET INCOME (LOSS)	$187.9	$(148.3)		227%

Per Common Share (**)
Net Income (Loss)
Basic	$0.77	$(0.66)		217%
Diluted ***	0.77	(0.66)		217

Average Common Equity	$6,262.2	$5,077.9		23%
Return on Average Common Equity	11.91%	(11.62	) %
Return on Average Assets	1.05%	(0.80	) %

Common Dividend Declared per Share	$0.28	$0.28		—%

Average Common Shares Outstanding (000s)
Basic	241,416	221,899
Diluted	242,631	221,899
Common Shares Outstanding (EOP)	241,505	223,034

(N/M)	Percentage change is either not meaningful or not applicable.

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

(**)	Current and prior period per common share amounts reflect Northern Trust’s adoption on January 1, 2009 of the Financial Accounting Standards Board FSP EITF 03-06-1 "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities". The adoption reduced the prior year quarter’s calculated basic and diluted earnings per common share amount by $0.01.

(***)	Due to the net loss for the three months ended September 30 2008, the diluted earnings per share calculation excludes all common stock equivalents as their inclusion would have been antidilutive.

NORTHERN TRUST CORPORATION	Page 2
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA	THIRD	SECOND
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2009	2009	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$523.1	$601.4	(13	) %
Foreign Exchange Trading Income	92.9	134.3	(31)
Treasury Management Fees	19.4	21.8	(11)
Security Commissions & Trading Income	12.9	16.8	(23)
Other Operating Income	35.1	28.2	24
Investment Security Gains (Losses), net	(4.0)	(17.5)	77

Total Noninterest Income	679.4	785.0	(13)

Interest Income (Taxable Equivalent)	343.1	364.6	(6)
Interest Expense	94.9	104.5	(9)

Net Interest Income (Taxable Equivalent)	248.2	260.1	(5)

Total Revenue (Taxable Equivalent)	927.6	1,045.1	(11)

Noninterest Expenses
Compensation	283.6	288.1	(2)
Employee Benefits	59.6	61.7	(3)
Outside Services	108.7	102.1	6
Equipment and Software Expense	65.6	61.2	7
Occupancy Expense	45.3	40.4	12
Visa Indemnification Charges	(17.8)	—	N/M
Other Operating Expenses	54.2	(50.8)	207

Total Noninterest Expenses	599.2	502.7	19

Provision for Credit Losses	60.0	60.0	—
Taxable Equivalent Adjustment	9.9	9.9	—

Income before Income Taxes	258.5	472.5	(45)
Provision for Income Taxes	70.6	158.3	(55)

NET INCOME	$187.9	$314.2	(40	) %

Net Income Applicable to Common Stock	$187.9	$226.1	(17	) %

Per Common Share
Net Income
Basic	$0.77	$0.95	(19	) %
Diluted	0.77	0.95	(19)

Average Common Equity	$6,262.2	$5,856.9	7%
Return on Average Common Equity	11.91%	15.48%
Return on Average Assets	1.05%	1.71%

Common Dividend Declared per Share	$0.28	$0.28	—%
Preferred Dividends and Related Adjustments	—	$88.1	N/M

Average Common Shares Outstanding (000s)
Basic	241,416	235,455
Diluted	242,631	236,346
Common Shares Outstanding (EOP)	241,505	241,403

NORTHERN TRUST CORPORATION	Page 3
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2009	2008	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$1,535.2	$1,646.8	(7	) %
Foreign Exchange Trading Income	358.3	381.6	(6)
Treasury Management Fees	61.6	53.4	15
Security Commissions & Trading Income	46.5	57.4	(19)
Gain on Visa Share Redemption	—	167.9	N/M
Other Operating Income	100.4	102.8	(2)
Investment Security Gains (Losses), net	(21.1)	(11.9)	(78)

Total Noninterest Income	2,080.9	2,398.0	(13)

Interest Income (Taxable Equivalent)	1,112.1	1,944.5	(43)
Interest Expense	316.1	1,163.9	(73)

Net Interest Income (Taxable Equivalent)	796.0	780.6	2

Total Revenue (Taxable Equivalent)	2,876.9	3,178.6	(9)

Noninterest Expenses
Compensation	830.0	822.5	1
Employee Benefits	187.1	172.4	9
Outside Services	306.5	306.6	N/M
Equipment and Software Expense	188.5	171.8	10
Occupancy Expense	127.5	122.9	4
Visa Indemnification Charges	(17.8)	(46.1)	N/M
Other Operating Expenses	73.6	782.5	(91)

Total Noninterest Expenses	1,695.4	2,332.6	(27)

Provision for Credit Losses	175.0	55.0	218
Taxable Equivalent Adjustment	30.4	37.6	(19)

Income before Income Taxes	976.1	753.4	30
Provision for Income Taxes	312.2	300.9	4

NET INCOME	$663.9	$452.5	47%

Net Income Applicable to Common Stock	$552.8	$452.5	22%

Per Common Share (**)
Net Income
Basic	$2.35	$2.03	16%
Diluted	2.34	2.00	17

Average Common Equity	$5,768.0	$4,858.0	19%
Return on Average Common Equity	12.81%	12.44%
Return on Average Assets	1.20%	0.85%

Common Dividends Declared per Share	$0.84	$0.84	—%
Preferred Dividends and Related Adjustments	$111.1	—	N/M

Average Common Shares Outstanding (000s)
Basic	233,476	220,945
Diluted	234,526	224,240
Common Shares Outstanding (EOP)	241,505	223,034

(**)	Current and prior period per common share amounts reflect Northern Trust’s adoption on January 1, 2009 of the Financial Accounting Standards Board FSP EITF 03-06-1 “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. The adoption reduced the prior period's calculated basic and diluted earnings per common share amount by $0.02 and $0.01, respectively.

NORTHERN TRUST CORPORATION	Page 4
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)

	SEPTEMBER 30
	2009	2008	% Change (*)
Assets
Money Market Assets	$24,134.3	$26,079.0	(7	) %
Securities
U.S. Government	73.7	20.0	270
Government Sponsored Agency and Other	16,569.3	12,501.1	33
Municipal	803.9	829.3	(3)
Trading Account	10.0	8.7	15

Total Securities	17,456.9	13,359.1	31
Loans and Leases	28,122.9	29,870.2	(6)

Total Earning Assets	69,714.1	69,308.3	1
Reserve for Credit Losses Assigned to Loans & Leases	(307.8)	(194.7)	58
Cash and Due from Banks	2,885.9	3,775.7	(24)
Client Security Settlement Receivables	787.1	857.0	(8)
Buildings and Equipment, net	542.7	492.9	10
Other Nonearning Assets	4,279.5	5,004.8	(14)

Total Assets	$77,901.5	$79,244.0	(2	) %

Liabilities and Stockholders' Equity
Interest-Bearing Deposits
Savings	$15,655.9	$10,282.1	52%
Other Time	1,256.8	639.6	96
Non-U.S. Offices - Interest-Bearing	28,272.1	41,060.4	(31)

Total Interest-Bearing Deposits	45,184.8	51,982.1	(13)
Short-Term Borrowings	8,335.0	2,784.0	199
Senior Notes and Long-Term Debt	4,741.3	4,582.4	3

Total Interest-Related Funds	58,261.1	59,348.5	(2)
Demand & Other Noninterest-Bearing Deposits	10,139.3	10,457.0	(3)
Other Liabilities	3,277.8	4,602.5	(29)

Total Liabilities	71,678.2	74,408.0	(4)
Total Equity	6,223.3	4,836.0	29

Total Liabilities and Stockholders' Equity	$77,901.5	$79,244.0	(2	) %

NORTHERN TRUST CORPORATION	Page 5
(Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)	SEPTEMBER 30	JUNE 30
	2009	2009	% Change (*)
Assets
Money Market Assets	$24,134.3	$20,113.7	20%
Securities
U.S. Government	73.7	40.8	81
Government Sponsored Agency and Other	16,569.3	16,658.4	(1)
Municipal	803.9	811.0	(1)
Trading Account	10.0	4.7	113

Total Securities	17,456.9	17,514.9	N/M
Loans and Leases	28,122.9	29,027.1	(3)

Total Earning Assets	69,714.1	66,655.7	5
Reserve for Credit Losses Assigned to Loans & Leases	(307.8)	(297.3)	4
Cash and Due from Banks	2,885.9	2,531.3	14
Client Security Settlement Receivables	787.1	1,162.8	(32)
Buildings and Equipment, net	542.7	548.1	(1)
Other Nonearning Assets	4,279.5	4,444.6	(4)

Total Assets	$77,901.5	$75,045.2	4%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$15,655.9	$14,321.7	9%
Other Time	1,256.8	1,142.1	10
Non-U.S. Offices - Interest-Bearing	28,272.1	27,259.2	4

Total Interest-Bearing Deposits	45,184.8	42,723.0	6
Short-Term Borrowings	8,335.0	7,083.7	18
Senior Notes and Long-Term Debt	4,741.3	4,964.3	(4)

Total Interest-Related Funds	58,261.1	54,771.0	6
Demand & Other Noninterest-Bearing Deposits	10,139.3	10,857.6	(7)
Other Liabilities	3,277.8	3,287.9	N/M

Total Liabilities	71,678.2	68,916.5	4
Total Equity	6,223.3	6,128.7	2

Total Liabilities and Stockholders’ Equity	$77,901.5	$75,045.2	4%

NORTHERN TRUST CORPORATION	Page 6
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	THIRD QUARTER
	2009	2008	% Change (*)
Assets
Money Market Assets	$18,273.5	$24,812.0	(26	) %
Securities
U.S. Government	54.0	19.9	171
Government Sponsored Agency and Other	16,753.2	11,941.6	40
Municipal	800.5	830.8	(4)
Trading Account	7.1	10.7	(33)

Total Securities	17,614.8	12,803.0	38
Loans and Leases	28,209.9	27,704.9	2

Total Earning Assets	64,098.2	65,319.9	(2)
Reserve for Credit Losses Assigned to Loans & Leases	(294.7)	(173.9)	69
Nonearning Assets	7,403.8	8,171.4	(9)

Total Assets	$71,207.3	$73,317.4	(3	) %

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$14,528.8	$9,800.0	48%
Other Time	1,235.0	604.0	104
Non-U.S. Offices - Interest-Bearing	25,495.2	38,705.9	(34)

Total Interest-Bearing Deposits	41,259.0	49,109.9	(16)
Short-Term Borrowings	6,415.6	3,337.7	92
Senior Notes and Long-Term Debt	4,822.8	4,417.8	9

Total Interest-Related Funds	52,497.4	56,865.4	(8)
Demand & Other Noninterest-Bearing Deposits	9,730.8	7,880.1	23
Other Liabilities	2,716.9	3,494.0	(22)

Total Liabilities	64,945.1	68,239.5	(5)
Total Equity	6,262.2	5,077.9	23

Total Liabilities and Stockholders’ Equity	$71,207.3	$73,317.4	(3	) %

NORTHERN TRUST CORPORATION	Page 7
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	2009			2008
($ In Millions Except Per Share Data)	Quarters			Quarters
	Third	Second	First	Fourth	Third

Net Income Summary
Trust, Investment and Other Servicing Fees	$523.1	$601.4	$410.7	$488.1	$474.9
Other Noninterest Income	156.3	183.6	205.8	313.3	197.9
Net Interest Income (Taxable Equivalent)	248.2	260.1	287.7	348.3	265.7

Total Revenue (Taxable Equivalent)	927.6	1,045.1	904.2	1,149.7	938.5
Provision for Credit Losses	60.0	60.0	55.0	60.0	25.0
Noninterest Expenses	599.2	502.7	593.5	555.2	1,154.0

Pretax Income (Loss) (Taxable Equivalent)	268.4	482.4	255.7	534.5	(240.5)
Taxable Equivalent Adjustment	9.9	9.9	10.6	12.2	12.3
Provision (Benefit) for Income Taxes	70.6	158.3	83.3	180.0	(104.5)

Net Income (Loss)	$187.9	$314.2	$161.8	$342.3	$(148.3)

Net Income (Loss) Applicable to Common Stock	$187.9	$226.1	$138.8	$330.3	$(148.3)

Per Common Share
Net Income (Loss) - Basic	$0.77	$0.95	$0.62	$1.47	$(0.66)
- Diluted	0.77	0.95	0.61	1.47	(0.66)
Dividend Declared	0.28	0.28	0.28	0.28	0.28
Book Value (EOP)	25.77	25.39	22.44	21.89	21.68
Market Value (EOP)	58.16	53.68	59.82	52.14	72.20

Ratios
Return on Average Common Equity	11.91%	15.48%	10.88%	26.15%	(11.62	) %
Return on Average Assets	1.05	1.71	0.85	1.72	(0.80)
Net Interest Margin	1.54	1.59	1.68	2.00	1.62

Risk-based Capital Ratios
Tier 1	13.2%	12.6%	13.0%	13.1%	9.2%
Total (Tier 1 + Tier 2)	15.7	15.0	15.2	15.4	11.4
Leverage	9.0	8.6	8.9	8.5	6.6
Tier 1 Common Equity (non-GAAP)	12.7	12.1	9.6	9.6	8.7

Assets Under Custody ($ in Billions) - EOP
Corporate	$3,233.0	$2,908.3	$2,559.3	$2,719.2	$3,217.0
Personal	321.9	300.2	281.7	288.3	314.2

Total Assets Under Custody	$3,554.9	$3,208.5	$2,841.0	$3,007.5	$3,531.2

Managed Assets	$610.5	$558.9	$522.3	$558.8	$652.4

Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$292.3	$227.9	$167.8	$96.7	$58.8
Other Real Estate Owned (OREO)	9.2	5.9	4.3	3.5	2.7

Total Nonperforming Assets	$301.5	$233.8	$172.1	$100.2	$61.5

Nonperforming Assets / Loans & OREO	1.07%	0.81%	0.57%	0.33%	0.21%

Gross Charge-offs	$46.9	$45.0	$5.4	$16.6	$1.5
Less: Gross Recoveries	0.8	0.3	2.7	0.8	1.2

Net Charge-offs (Recoveries)	$46.1	$44.7	$2.7	$15.8	$0.3

Net Charge-offs (Annualized) to Average Loans	0.65%	0.62%	0.04%	0.21%	0.01%
Reserve for Credit Losses Assigned to Loans	$307.8	$297.3	$286.2	$229.1	$194.7
Reserve to Nonaccrual Loans	105%	130%	171%	237%	331%
Reserve for Other Credit-Related Exposures	$25.2	$21.8	$17.1	$22.0	$12.8